UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/14/2011

Dick's Sporting Goods, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31463

Delaware	16-1241537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

345 Court Street
Coraopolis, PA 15108
(Address of principal executive offices, including zip code)

724-273-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 14, 2011, David I. Fuente informed Dick's Sporting Goods, Inc. (the "Company") of his decision to resign from the Company's Board of Directors in order to pursue other professional interests. Mr. Fuente's resignation was effective on June 14, 2011. His decision to resign as a director was not due to any disagreements with us on any matter relating to our operations, policies or practices. Mr. Fuente has been a valuable member of the Company's Board of Directors since 1993. During his tenure, he has served on the Compensation Committee and the Governance and Nominating Committee.

In connection with Mr. Fuente's resignation, the independent members of the Board of Directors have appointed Lawrence J. Schorr to serve as the presiding non-management director and the Board of Directors has appointed Larry D. Stone to serve as Chair of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dick's Sporting Goods, Inc.

Date: June 17, 2011	By:	/s/ Timothy E. Kullman
Timothy E. Kullman
Executive Vice President, Finance, Administration and Chief Financial Officer